EXHIBIT 16.2

February 11, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 “Change in Registrants Certifying Accountant” of Premier Energy Corp.’s Form 8-K/A dated February 11, 2009, to be filed with the Securities and Exchange Commission, and have the following comments:

1.           We agree with the portion of the statement made in the second paragraph of item 4.01 indicating Audit Firm Femida-Audit LLC was dismissed by Premier Energy Corp. on February 4, 2009 insofar as it relates to our dismissal and our audits for the years ended December 31, 2007 and 2006.

2.           We have no basis on which to agree or disagree with the statements made in the first paragraph of item 4.01, indicating Premier Energy Corp. dismissed Moore & Associates Chartered as the Company’s independent registered public accounting firm, and the last paragraph of Item 4.01 indicating Premier Energy Corp. appointed RBSM LLP to serve as its registered independent accounting firm effective February 5, 2009.

Yours truly,

/s/ Audit Firm Femida-Audit LLC

Audit Firm Femida-Audit LLC
Moscow, Russia